UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 4, 2020

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 par value per share	PLAB	NASDAQ Global Select Market

Item 8.01.	Other Events.

As disclosed in its Proxy Statement dated February 25, 2020, the Board of Directors (the “Board”) of Photronics, Inc. (the “Company”) is currently comprised of eight members, a majority of whom are independent within the meaning of NASDAQ’s listing rules.  However, two of the Company’s independent directors have elected to retire from the Board and are therefore not standing for re-election at the Annual Meeting of Shareholders of the Company, which will be held on March 16, 2020 (the “Annual Meeting”).  As a result, it is currently anticipated that, after the Annual Meeting, the Board will be comprised of six members, three of whom will be independent.  The Board is currently interviewing candidates for appointment to the Board who are independent.  The Board is committed to appointing a new independent member to the Board within six months of its Annual Shareholders Meeting. At the time of such appointment, the Board will have a majority of independent directors on its Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By:	/s/ Richelle E. Burr
	Name:	Richelle E. Burr
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Date: March 4, 2020